                                                                     EXHIBIT 4.1

               =================================================



                     DOSKOCIL MANUFACTURING COMPANY, INC.

                                    ISSUER,

                                      AND

                       FIRST TRUST NATIONAL ASSOCIATION

                                    TRUSTEE


                         _____________________________


                                   INDENTURE



                        Dated as of September 19, 1997


                         _____________________________



                                  $85,000,000
                   101/8% Senior Subordinated Notes due 2007


               =================================================

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1.  Definitions..................................................   1
SECTION 1.2.  Incorporation by Reference of TIA............................  24
SECTION 1.3.  Rules of Construction........................................  24

                                  ARTICLE II

                                THE SECURITIES


SECTION 2.1.  Form and Dating..............................................  25
SECTION 2.2.  Execution and Authentication.................................  25
SECTION 2.3.  Registrar and Paying Agent...................................  26
SECTION 2.4.  Paying Agent to Hold Assets in Trust.........................  27
SECTION 2.5.  Securityholder Lists.........................................  27
SECTION 2.6.  Transfer and Exchange........................................  27
SECTION 2.7.  Replacement Securities.......................................  33
SECTION 2.8.  Outstanding Securities.......................................  34
SECTION 2.9.  Treasury Securities..........................................  34
SECTION 2.10. Temporary Securities.........................................  34
SECTION 2.11. Cancellation.................................................  35
SECTION 2.12. Defaulted Interest...........................................  35
SECTION 2.13. CUSIP Numbers................................................  36

                                  ARTICLE III

                                  REDEMPTION

SECTION 3.1.  Right of Redemption..........................................  37
SECTION 3.2.  Notices to Trustee...........................................  38
SECTION 3.3.  Selection of Securities to Be Redeemed.......................  38
SECTION 3.4.  Notice of Redemption.........................................  38
SECTION 3.5.  Effect of Notice of Redemption...............................  39
SECTION 3.6.  Deposit of Redemption Price..................................  40
SECTION 3.7.  Securities Redeemed in Part..................................  40

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                                  ARTICLE IV

                                   COVENANTS
SECTION 4.1.  Payment of Securities........................................  41
SECTION 4.2.  Maintenance of Office or Agency..............................  41
SECTION 4.3.  Limitation on Restricted Payments............................  42
SECTION 4.4.  Corporate and Partnership Existence..........................  43
SECTION 4.5.  Payment of Taxes and Other Claims............................  44
SECTION 4.6.  Maintenance of Properties and Insurance......................  44
SECTION 4.7.  Compliance Certificate; Notice of Default....................  45
SECTION 4.8.  Reports......................................................  45
SECTION 4.9.  Limitation on Status as Investment Company...................  46
SECTION 4.10. Limitation on Transactions with Affiliates...................  46
SECTION 4.11. Limitation on Incurrence of Additional Indebtedness
               and Disqualified Capital Stock..............................  46
SECTION 4.12. Limitations on Dividends and Other Payment Restrictions
               Affecting Subsidiaries......................................  47
SECTION 4.13. Limitations on Layering Indebtedness.........................  49
SECTION 4.14. Limitation on Sales of Assets and Subsidiary Stock...........  49
SECTION 4.15. Waiver of Stay, Extension or Usury Laws......................  54
SECTION 4.16. Limitation on Liens Securing Indebtedness....................  54
SECTION 4.17. Rule 144A Information Requirement............................  54
SECTION 4.18. Limitations on Lines of Business.............................  54
SECTION 4.19. Transactions Not Subject to Covenants........................  55

                                   ARTICLE V

                             SUCCESSOR CORPORATION

SECTION 5.1.  Limitation on Merger, Sale or Consolidation.................  55
SECTION 5.2.  Successor Corporation Substituted...........................  56

                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

SECTION 6.1.  Events of Default............................................  56

SECTION 6.2.  Acceleration of Maturity Date; Rescission
               and Annulment...............................................  58

                                                                            PAGE
                                                                            ----
SECTION 6.3.  Collection of Indebtedness and Suits for
               Enforcement by Trustee......................................  59
SECTION 6.4.  Trustee May File Proofs of Claim.............................  60
SECTION 6.5.  Trustee May Enforce Claims Without
               Possession of Securities....................................  61
SECTION 6.6.  Priorities...................................................  61
SECTION 6.7.  Limitation on Suits..........................................  61
SECTION 6.8.  Unconditional Right of Holders to Receive
               Principal, Premium and Interest.............................  62
SECTION 6.9.  Rights and Remedies Cumulative...............................  63
SECTION 6.10. Delay or Omission Not Waiver.................................  63
SECTION 6.11. Control by Holders...........................................  63
SECTION 6.12. Waiver of Existing or Past Default...........................  63
SECTION 6.13. Undertaking for Costs........................................  64
SECTION 6.14. Restoration of Rights and Remedies...........................  64

                                  ARTICLE VII

                                    TRUSTEE

SECTION 7.1.  Duties of Trustee............................................  65
SECTION 7.2.  Rights of Trustee............................................  66
SECTION 7.3.  Individual Rights of Trustee.................................  67
SECTION 7.4.  Trustee's Disclaimer.........................................  67
SECTION 7.5.  Notice of Default............................................  67
SECTION 7.6.  Reports by Trustee to Holders................................  68
SECTION 7.7.  Compensation and Indemnity...................................  68
SECTION 7.8.  Replacement of Trustee.......................................  69
SECTION 7.9.  Successor Trustee by Merger, Etc.............................  70
SECTION 7.10. Eligibility; Disqualification................................  70
SECTION 7.11. Preferential Collection of Claims Against Company............  70

                                  ARTICLE VIII

              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1.  Discharge; Option to Effect Legal
               Defeasance or Covenant Defeasance...........................  71
SECTION 8.2.  Legal Defeasance and Discharge...............................  71
SECTION 8.3.  Covenant Defeasance..........................................  72
SECTION 8.4.  Conditions to Legal or Covenant Defeasance...................  72

                                                                            PAGE
                                                                            ----
SECTION 8.5.  Deposited Cash and U.S. Government
               Obligations to be Held in Trust; Other Miscellaneous
               Provisions..................................................  73
SECTION 8.6.  Repayment to the Company.....................................  74
SECTION 8.7.  Reinstatement................................................  74

                                   ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1.  Supplemental Indentures Without Consent of Holders...........  75
SECTION 9.2.  Amendments, Supplemental Indentures
               and Waivers with Consent of Holders.........................  76
SECTION 9.3.  Compliance with TIA..........................................  77
SECTION 9.4.  Revocation and Effect of Consents............................  77
SECTION 9.5.  Notation on or Exchange of Securities........................  78
SECTION 9.6.  Trustee to Sign Amendments, Etc..............................  78

                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

SECTION 10.1.  Repurchase of Securities at Option of the
                Holder Upon a Change of Control............................  78

                                  ARTICLE XI

                                   GUARANTEE

SECTION 11.1.  Guarantee...................................................  81
SECTION 11.2.  Execution and Delivery of Guarantee.........................  83
SECTION 11.3.  Certain Bankruptcy Events...................................  83
SECTION 11.4.  Limitation on Merger of Subsidiaries and
                Release of Guarantors......................................  84

                                  ARTICLE XII

                                 SUBORDINATION

SECTION 12.1.  Securities Subordinated to Senior Debt......................  84
SECTION 12.2.  No Payment on Securities in Certain Circumstances...........  85
SECTION 12.3.  Securities Subordinated to Prior Payment of
                All Senior Debt on Dissolution, Liquidation or
                Reorganization.............................................  86

                                                                            PAGE
                                                                            ----
SECTION 12.4.  Securityholders to Be Subrogated to
                Rights of Holders of Senior Debt...........................  87
SECTION 12.5.  Obligations of the Company and the
                Guarantors Unconditional...................................  87
SECTION 12.6.  Trustee Entitled to Assume Payments Not
                Prohibited in Absence of Notice............................  88
SECTION 12.7.  Application by Trustee of Assets Deposited with It..........  88
SECTION 12.8.  Subordination Rights Not Impaired by Acts or Omissions of
                the Company, the Guarantors or Holders of Senior Debt......  89
SECTION 12.9.  Securityholders Authorize Trustee to Effectuate
                Subordination of Securities................................  89
SECTION 12.10. Right of Trustee to Hold Senior Debt........................  90
SECTION 12.11. Article XII Not to Prevent Events of Default................  90
SECTION 12.12. No Fiduciary Duty of Trustee to Holders
                of Senior Debt.............................................  90

                                  ARTICLE XIII

                                 MISCELLANEOUS

SECTION 13.1.  TIA Controls................................................  90
SECTION 13.2.  Notices.....................................................  91
SECTION 13.3.  Communications by Holders with Other Holders................  92
SECTION 13.4.  Certificate and Opinion as to Conditions Precedent..........  92
SECTION 13.5.  Statements Required in Certificate or Opinion...............  92
SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar...................  93
SECTION 13.7.  Legal Holidays..............................................  93
SECTION 13.8.  Governing Law...............................................  93
SECTION 13.9.  No Adverse Interpretation of Other Agreements...............  94
SECTION 13.10.  No Recourse Against Others.................................  94
SECTION 13.11.  Successors.................................................  94
SECTION 13.12.  Duplicate Originals........................................  94
SECTION 13.13.  Severability...............................................  94
SECTION 13.14.  Table of Contents, Headings, Etc...........................  94
SECTION 13.15.  Qualification of Indenture.................................  95
SECTION 13.16.  Registration Rights........................................  95

EXHIBIT A
                             [FORM OF SECURITY]............................ A-1

                             CROSS-REFERENCE TABLE


   TIA                                        INDENTURE
 SECTION                                       SECTION
                                             ------------
310(a)(1).................................       7.10
 (a)(2)...................................       7.10
 (a)(3)...................................       N.A.
   (a)(4).................................       N.A.
   (a)(5).................................       7.10
   (b)....................................       7.8
                                                 7.10;
                                                 13.2
 (c)......................................       N.A.
311(a)....................................       7.11
   (b)....................................       7.11
   (c)....................................       N.A.
312(a)....................................       2.5
   (b)....................................       13.3
   (c)....................................       13.3
313(a)....................................       7.6
   (b)(1).................................       7.6
   (b)(2).................................       7.6
   (c)....................................       7.6;
                                                 13.2
   (d)....................................       7.6
314(a)....................................       4.7(a);
                                                 4.8;
   (b)....................................       N.A.
   (c)(1).................................       2.2;
                                                 7.2;
                                                 13.4
   (c)(2).................................       7.2;
                                                 13.4
   (c)(3).................................       N.A.
   (d)....................................       N.A.
   (e)....................................       13.5
   (f)....................................       N.A.
315(a)....................................       7.1(b)
   (b)....................................       7.5;
                                                 7.6;
                                                 13.2
   (c)....................................       7.1(a)

   TIA                                        INDENTURE
 SECTION                                       SECTION
 -------                                       -------
   (d).......................................   6.11;
                                                7.1(b),
                                                   (c)
   (e).......................................   6.13
316(a)(last sentence)........................   2.9
   (a)(1)(A).................................   6.11
   (a)(1)(B).................................   6.12
   (a)(2)....................................   N.A.
   (b).......................................   6.12;
                                                6.7;
                                                6.8
317(a)(1)....................................   6.3
   (a)(2)....................................   6.4
   (b).......................................   2.4

     __________

     N.A. means Not Applicable
     Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE, dated as of September 19, 1997, by and between Doskocil Manufacturing Company, Inc., a Texas corporation (the "Company"), and First Trust National Association, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 10 1/8% Series A Senior Subordinated Notes due 2007 and the class of 10 1/8% Series B Senior Subordinated Notes due 2007 to be exchanged for the 10 1/8% Series A Senior Subordinated Notes due 2007:


                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1.  Definitions.
                        -----------

          "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

          "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person or operating unit by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

          "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control (except that Benjamin L. Doskocil, Sr. shall not be deemed to be an Affiliate solely by reason of such voting power so long as he is the Beneficial Owner of no more than 15% of such voting power); provided, further, that no person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate solely by reason of such Investment.

          "Affiliate Transaction" shall have the meaning specified in Section 4.10.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Applicable Premium" means, with respect to a Security at any applicable Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at September 15, 2002 as specified in Paragraph 5 in the form of Security attached hereto as Exhibit A plus (2) all required interest payments due on such Security through September 15, 2002, computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over (B) the principal amount of such Security.

          "Asset Sale" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Amount" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Period" shall have the meaning specified in Section 4.14.

          "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

          "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

          "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

          "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

          "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

          "Capitalized Lease Obligation" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation, and with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

          "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) obligations issued or directly and fully guaranteed by any state of the United States of America or political subdivision or instrumentality thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, (iv) the repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, and (v) investments in money market funds having assets of at least $100 million and which invest substantially all their assets in securities of the types described in clauses
(i) through (iv) above, and in the case of each of (i), (ii), (iii), (iv) and
(v), maturing within one year after the date of acquisition.

          "Change of Control" means (i) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          "Change of Control Offer" shall have the meaning specified in Section 10.1.

          "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

          "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

          "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

          "Change of Control Redemption Event" means a Change of Control pursuant to clause (i) or clause (ii) of the definition of "Change of Control" that is approved by the Board of Directors of the Company, a majority of the members of which are Continuing Directors.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

          "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of
(a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other

Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which by its terms will remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used. For purposes of this definition whenever pro forma effect is to be given to a transaction, the pro forma calculations of Consolidated EBITDA and Consolidated Fixed Charges shall be made in accordance with Article 11 of Regulation S-X of the SEC and subject to agreed-upon procedures to be performed by the Company's independent accountants to determine whether the pro forma calculations are made in accordance with Article 11 of Regulation S-X.

          "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, and other non-cash charges required to be reflected as expenses for such period on the books and records of such person, provided that consolidated depreciation and amortization and such other non-cash charges of a Subsidiary that is a less than a wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary, (iii) Consolidated Fixed Charges, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period,
(iv) amounts historically added back in order to calculate the Company's EBITDA as described in the Offering Memorandum, and (v) costs relating to the integration of the Company and Dogloo as described in the Offering Memorandum, not to exceed $1 million.

          "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries, and other than dividends paid in shares of such Preferred Stock). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

          "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all items which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock other than Disqualified Capital Stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary and (e) without duplication, costs, fees and expenses (including retention bonuses) actually incurred (or accrued on the Company's Pro Forma condensed balance sheet as of June 30, 1997 contained in the Offering Memorandum) in connection with the Transactions.

          "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date (other than writeups resulting from foreign currency translations or of tangible assets of a going concern business made within 12 months after the acquisition of such business) and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

          "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

          "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

          "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York.

          "Covenant Defeasance" shall have the meaning specified in Section 8.3.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning specified in Section 2.12.

          "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 3 and 8 thereof.

          "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "Designated Senior Debt" means, (a) so long as it is in effect and there is at least $1 million of outstanding indebtedness thereunder, the New Credit Facility and (b) any other Senior Debt designated by the Company to be "Designated Senior Debt" that has an outstanding principal amount of at least $25 million at the time of such designation.

          "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

          "Dogloo" means Dogloo, Inc., a California corporation.

          "Doskocil Series C Preferred Stock" means the Series C Preferred Stock, no par value, of the Company.

          "Enterprise" means Enterprise Partners II, L.P., a Delaware limited partnership, Enterprise Partners III Associates, L.P., a Delaware limited partnership, Enterprise Partners IV, L.P., a Delaware limited partnership, and Enterprise Partners IV Associates, L.P., a Delaware limited partnership.

          "Equity Interest" of any Person means any shares, interests, participation or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

          "Event of Default" shall have the meaning specified in Section 6.1.

          "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "Exchange Securities" means the 10% Series B Senior Subordinated Notes due 2007, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement that contains the information referred to in footnotes 1, 2 and 8 to the form of Security attached hereto as Exhibit A.

          "Excluded Person" means Westar, Enterprise, HBI and any of their respective affiliates (as such term is defined in Rule 501(b) of Regulation D under the Securities Act) and, in the event that any Excluded Person distributes any Equity Interests of the Company to the limited partners or other equity investors of such Excluded Person, such investors, and, including, in the case of an individual, any spouse or immediate family member of such individual, the estate or any heir of such individual or any trust established by such individual for estate planning purposes.

          "Exempted Affiliate Transaction" means, without duplication, (a) reasonable fees and compensation paid to (including issuances and grants of securities and stock options), employment agreements and stock option and ownership plans for the benefit of, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company approved by the Board of Directors or the senior management of the Company, (b) any Restricted Payment permitted hereby, (c) transactions solely between the Company and any of its Subsidiary Guarantors or solely among Subsidiary Guarantors of the

Company, (d) fees and expenses paid in connection with the Transactions, including any such amounts paid to Westar or Enterprise, (e) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase Capital Stock of the Company from certain shareholders of the Company as required pursuant to the Second Securityholders Agreement in an aggregate amount not to exceed $250,000, (f) any obligations of the Company for management fees to Westar or other Excluded Persons in an amount not to exceed $600,000 in any fiscal year and the reimbursement of Westar's reasonable out-of-pocket expenses, provided that all such amounts shall be subordinate to the obligations of the Company and the Guarantors with respect to the Securities, and (g) Qualified Receivables Transactions.

          "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture.

          "Foreign Subsidiary" means any Subsidiary of the Company which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside of the United States of America.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

          "Global Security" means a Security that contains the information referred to in footnotes 3 and 6 to the form of Security attached hereto as Exhibit A.

          "Guarantee" shall have the meaning provided in Section 11.1.

          "Guarantors" means each of the Company's Subsidiaries other than (i) any Receivables Subsidiaries or (ii) any Foreign Subsidiaries; provided that any Foreign Subsidiary that, at the option and in the sole discretion of the Company, guarantees the obligations of the Company under the Securities and this Indenture pursuant to Section 11.1 hereof, shall be deemed to be a Guarantor.

          "HBI" means HBI Financial Inc., a Washington corporation.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" or "incur" shall have the meaning specified in Section 4.11.

          "Incurrence Date" shall have the meaning specified in Section 4.11.

          "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, to the extent that such liabilities and obligations would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date, which obligations are not being contested in good faith and for which appropriate reserves have been established in accordance with GAAP) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; and (e) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "Initial Public Equity Offering" means an initial underwritten offering of common stock of the Company for cash pursuant to an effective registration statement under the Securities Act as a consequence of which the common stock of the Company is listed on a national securities exchange or quoted on the national market system of NASDAQ.

          "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and NationsBanc Capital Markets, Inc., severally, and not jointly.

          "Initial Securities" means the 10% Series A Senior Subordinated Notes due 2007, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contains the information referred to in footnotes 4, 5 and 7 to the form of Security attached hereto as Exhibit A.

          "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

          "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

          "Investment" by any person in any other person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by
Section 4.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer; provided that if the Company designates a Foreign Subsidiary that is not a Guarantor as an Unrestricted Subsidiary, any prior Investments in such Foreign Subsidiary made as Permitted Investments or Restricted Investments in accordance with this Indenture shall not be deemed to be additional Investments at the time of such designation.

          "Issue Date" means the date of the first issuance of the Securities under this Indenture.

          "Junior Securities" of any person means securities (including Capital Stock but excluding Disqualified Capital Stock) issued by such person to a Holder on account of the Securities that (a) has an Average Life and maturity or mandatory redemption obligation, if any, longer than, or occurring after the final maturity date of, Designated Senior Debt of such person, (b) by their terms or by law are subordinated to Senior Debt of such person outstanding on the date of issuance of such Junior Securities at least to the same extent as the Securities and (c) are not secured by any assets or property of the Company or any of its Subsidiaries. As used herein, "Senior Debt of such person outstanding on the date of issuance of such Junior Securities" shall include securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction to persons which held "Senior Debt" in such reorganization proceeding.

               "Legal Defeasance" shall have the meaning specified in Section
8.2.

               "Legal Holiday" shall have the meaning specified in Section 13.7.

               "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

               "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

               "Material Facility" means each of the Company's facilities located in Arlington or Mansfield, Texas and any other fixed asset of the Company or its Subsidiaries; provided that the fair market value of such facility or fixed asset exceeds $3 million.

               "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

               "Merger" means the merger of Dogloo with and into the Company pursuant to the Agreement and Plan of Merger, dated as of September 19, 1997, by and between the Company and Dogloo.

               "Moody's" means Moody's Investors Services, Inc. and its successors.

               "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale or equity contribution in respect of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions, and customary and reasonable expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale or equity contribution in respect of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale and appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any such Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification agreements associated with such Asset Sale.

               "New Credit Facility" means the Credit Agreement dated as of the date hereof by and among the Company, NationsBanc Capital Markets, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, as arrangers, certain lending parties thereto and NationsBank of Texas, N.A., as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "New Credit Facility" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any New Credit Facility and all refundings, refinancings and replacements of any New Credit Facility, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that if on the date any such Indebtedness is incurred it would not be permitted under Section 4.11, such Indebtedness shall not constitute Senior Debt.

               "Offering Memorandum" means the final Offering Memorandum of the Company dated September 12, 1997, relating to the offering of the Initial Securities in a transaction exempt from the requirements of Section 5 of the Securities Act.

               "Officer" means, with respect to the Company or any Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or such Guarantor.

               "Officers' Certificate" means, with respect to the Company or any Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company or such Guarantor and otherwise complying with the requirements of Sections 13.4 and 13.5.

               "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.4 and 13.5.

               "Paying Agent" shall have the meaning specified in Section 2.3.

               "Payment Default" shall have the meaning specified in Section
12.2.

               "Payment Notice" shall have the meaning specified in Section
12.2.

               "Permitted Indebtedness" means any of the following:

                    (a) the Company and the Guarantors may incur Indebtedness evidenced by the Securities and represented by this Indenture up to the amounts specified therein as of the date thereof;

                    (b) the Company and its Subsidiaries, as applicable, may incur Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness or Disqualified Capital Stock that was permitted by this Indenture to be incurred;

                    (c) The Company and its Subsidiaries may incur Indebtedness solely in respect of performance bonds, workers' compensation claims, payment obligations in connection with self-insurance and other similar requirements (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others) in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

                    (d) The Company may incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Securities and the date of any event that causes such Subsidiary Guarantor to no longer be a Subsidiary Guarantor shall be an Incurrence Date;

                    (e) The Company and its Subsidiaries may incur Indebtedness with respect to Interest Swap and Hedging Obligations; provided, however, that such Interest Swap and Hedging Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Swap and Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap and Hedging Obligations relate or does not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of customary fees, indemnities and compensation payable thereunder;

                    (f) The Company and its Subsidiaries may incur Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence, or from endorsements of instruments for deposit in the ordinary course of business;

                    (g) Other Indebtedness of the Company outstanding on the Issue Date;

                    (h) The Company and its Subsidiaries may incur Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any such Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Company to the extent none of the foregoing results in Indebtedness required to be reflected as indebtedness on the balance sheet of the Company or any such Subsidiary in accordance with GAAP and are limited in aggregate amount to not more than 25% of the fair market value of such business, assets or Subsidiary so disposed of; and

                    (i) A Receivables Subsidiary may incur Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets), and is not guaranteed by any such person and is not otherwise such person's legal liability.

               "Permitted Investment" means (a) Investments by the Company or any Guarantor in any person that is or immediately after such Investment becomes a Guarantor, or immediately after such Investment merges or consolidates into the Company or any Guarantor in compliance with the terms of this Indenture, provided that such Person is engaged in all material respects in a Related Business; (b) Investments in the Company by any Guarantor; provided that in the case of Indebtedness constituting any such Investment, such Indebtedness shall be unsecured and subordinated in all respects to the Company's obligations under the Securities; (c) Interest Swap and Hedging Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with this Indenture; (d) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (e) Investments made by the Company or any of its Subsidiaries as a result of consideration received in connection with an Asset Sale in compliance with clause (2) of the first paragraph of Section 4.14, or not constituting an Asset Sale pursuant to clause (x) of the second paragraph of Section 4.14; (f) Investments in the form of promissory notes of members of the Company's management not to exceed $2 million in principal amount at any time outstanding solely in consideration of the purchase by such persons of Qualified Capital Stock of the Company; (g) any Investment by the Company or any Guarantor in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other person in connection with a Qualified Receivables Transaction; provided, that the foregoing Investment is in the form of a note that the Receivables Subsidiary or other person is required to repay as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates entered into as part of a Qualified Receivables Transaction; (h) Investments by the

Company outstanding on the Issue Date; (i) agreements permitted pursuant to clause (h) of the definition of "Permitted Indebtedness"; (j) guarantees of the Company or any of its Subsidiaries entered into in the ordinary course of business and otherwise in compliance with this Indenture, guarantying obligations in an aggregate amount not in excess of $1 million at any time outstanding; (k) acquisitions by the Company of assets, Equity Interests or other securities for consideration consisting solely of Qualified Capital Stock of the Company; and (l) additional Investments not to exceed $4 million at any time outstanding.

               "Permitted Lien" means (a) Liens existing on the Issue Date after giving effect to the Transactions; (b) Liens securing the Securities; (c) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (d) Liens arising from Purchase Money Indebtedness permitted to be incurred under clause (a) of the second paragraph of Section 4.11, provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (e) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness permitted under this Indenture; (f) Liens imposed by governmental authorities for taxes, assessments or other charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (g) statutory Liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other like Liens arising by operation of law in the ordinary course of business for sums not yet delinquent for a period of more than 90 days or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof; (h) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business; (i) judgment Liens not giving rise to an Event of Default so long as any such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (j) easements, rights-of-way, zoning restrictions, minor defects or irregularities with title and other similar charges or encumbrances in respect of real property not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries; (k) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (l) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of banker's acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (m) Liens in favor of the Company; (n) Liens encumbering deposits made to secure obligations arising in the ordinary course of business from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off; (o) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Subsidiaries; (p) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business; (q) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; and (r) Liens solely on property of Subsidiaries that are not Guarantors arising from Indebtedness permitted to be incurred pursuant to clause (B) of the first paragraph of Section 4.11.

               "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

               "Preferred Stock" means an Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

               "principal" of any Indebtedness means the principal of such Indebtedness.

               "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

               "Purchase Agreement" means the Purchase Agreement dated September 11, 1997 by and between the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

               "Purchase Money Indebtedness" of any person means any Indebtedness of such person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any real or personal tangible property acquired after the Issue Date which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred within 180 days of such acquisition and is secured only by the assets so financed.

               "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

               "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified

Capital Stock (other than to a Subsidiary) or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company.

               "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company, any Guarantor or any Receivables Subsidiary pursuant to which the Company, any Guarantor or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company or any Guarantor) and (b) any other person (solely in the case of a transfer or encumbrancing by a Receivables Subsidiary), solely accounts receivable (whether now existing or arising in the future) of the Company or any Guarantor which arose in the ordinary course of business of the Company or any Guarantor, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

               "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of any Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and (c) with which neither the Company nor any of its other Subsidiaries has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

               "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day, or, if applicable, as specified in Section 2.12.

               "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

               "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

               "Reference Period" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

               "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, extension, modification or supplement to any scheduled principal payment (or in the case of Disqualified Capital Stock, any payment) of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life or final maturity shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced, and (C) except for Refinancing Indebtedness incurred to refinance any Senior Debt incurred in accordance with this Indenture (with respect to which this clause (C) shall be inapplicable), such Refinancing Indebtedness shall be secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets of property.

               "Registrar" shall have the meaning specified in Section 2.3.

               "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

               "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

               "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other than Permitted Investments.

               "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, or any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to or with Equity Interests of an issuer to the extent payable solely in or exchanged solely for shares of Qualified Capital Stock of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiary Guarantors, by the Company or any of its Subsidiaries; (iii) any dividend, distribution or other payment to a Foreign Subsidiary by a Foreign Subsidiary that is not a Guarantor; (iv) redemptions of Doskocil Series C Preferred Stock (or any Capital Stock of the Company into or for which such Doskocil Series C Preferred Stock may be converted or exchanged in compliance with this Indenture) in an aggregate amount not to exceed $2.4 million; provided that, immediately after giving effect to any such redemption on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11; or (v) payments made pursuant to the Transactions, including, without limitation, payments made after consummation of the Merger to shareholders of the Company pursuant to the Transactions.

               "Restricted Security" means a Security, unless or until it has been (i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

               "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, and its successors.

               "SEC" means the Securities and Exchange Commission.

               "Second Securityholders Agreement" means the Amended and Restated Securityholders Agreement, dated as of September 19, 1997, by and among Enterprise, Westar, HBI, the Company and certain securityholders of the Company named therein.

               "Securities" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

               "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

               "Securityholder" or "Holder" means the Person in whose name a Security is registered on the Registrar's books.

               "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a bankruptcy petition at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (y) all monetary obligations (including guarantees thereof) of every nature of the Company under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, and (z) all Interest Swap and Hedging Obligations (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company,
(ii) Indebtedness of the Company or any of its Subsidiaries to any shareholder (other than a parent corporation) of the Company, (iii) Indebtedness to, or guaranteed by the Company or any of its Subsidiaries for the benefit of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iv) Indebtedness and other amounts incurred to trade creditors in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed or owing by the Company, (vii) any Indebtedness incurred in violation of this Indenture and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company. "Senior Debt," when used with respect to a Guarantor, shall have a meaning substantially identical to that applied to the Indebtedness of the Company (including any guarantees issued by such Guarantor).

               "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

               "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

               "Stated Maturity" means September 15, 2007.

               "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Securities or such Guarantee, as applicable, in any respect or has a maturity after the Stated Maturity.

               "Subsidiary," with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

               "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

               "Transactions" shall have the meaning ascribed thereto in the Offering Memorandum.

               "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6.

               "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as complied and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the applicable Redemption Date (or, if such statistical release is no longer published, any publicly available source or similar market data)) closest to the period from the applicable Redemption Date to September 15, 2002, provided, however, that if the period from such Redemption Date to September 15, 2002, is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the applicable Redemption Date to September 15, 2002, is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

               "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

               "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

               "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

               "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

               "Westar" means Westar Capital, a California limited partnership, HBI and their respective affiliates.

          "Wholly-owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly-owned Subsidiaries of the Company, other than directors' qualifying shares or an immaterial amount of shares to the extent required to be owned by other persons pursuant to applicable law.

          SECTION 1.2.  Incorporation by Reference of TIA.
                        ---------------------------------

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company, each Guarantor and any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

          SECTION 1.3.  Rules of Construction.
                        ---------------------

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4) words in the singular include the plural, and words in the plural include the singular;

               (5)  provisions apply to successive events and transactions;

               (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                  ARTICLE II

                                THE SECURITIES

          SECTION 2.1.  Form and Dating.
                        ---------------

          The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          SECTION 2.2.  Execution and Authentication.
                        ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

          The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $85,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $85,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $85,000,000, except as provided in
Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

          Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

          SECTION 2.3.  Registrar and Paying Agent.
                        --------------------------

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Securities may be presented for payment ("Paying Agent"), and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII, X, and Section 4.14 hereof and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its acknowledgement and acceptance on the signature page hereto, the Trustee hereby initially agrees so to act.

          The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

          The Company initially appoints The Depository Trust Company ("DTC"), to act as Depositary with respect to the Global Securities.

          The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

          Upon the occurrence of an Event of Default described in Section 6.1(vi) or (vii) hereof, the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may assume the duties and obligations of the Registrar and the Paying Agent hereunder.

          SECTION 2.4.  Paying Agent to Hold Assets in Trust.
                        ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

          SECTION 2.5.  Securityholder Lists.
                        --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S)312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA (S)312(a).

          SECTION 2.6.  Transfer and Exchange.
                        ---------------------

                    (a)  Transfer and Exchange of Definitive Securities.  When
                         ----------------------------------------------
Definitive Securities are presented to the Registrar with a request:

                    (x)  to register the transfer of such Definitive Securities;
or

                    (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                    (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act) that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (C) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (D) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                    (b)  Restrictions on Transfer of a Definitive Security for a
                         -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                    (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                    (c)  Transfer and Exchange of Global Securities. The
                         ------------------------------------------
transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

                    (d)  Transfer of a Beneficial Interest in a Global Security
                         ------------------------------------------------------
for a Definitive Security.
-------------------------

                    (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                    (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

                    (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security.

                    (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

                    (e)  Restrictions on Transfer and Exchange of Global
                         -----------------------------------------------
Securities. Notwithstanding any other provisions of this Indenture (other than
----------
the provisions set forth in
subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                    (f)  Authentication of Definitive Securities in Absence of
                         -----------------------------------------------------
Depositary.  If at any time:
----------

                    (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within ninety days after delivery of such notice; or

                    (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                    (g)  Legends.
                         -------

                    (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

               "THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
          SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
          (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN

          A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
          (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in
          (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

                    (h)   Cancellation and/or Adjustment of Global Security. At
                          -------------------------------------------------
such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                    (i)  Obligations with respect to Transfers and Exchanges of
                         ------------------------------------------------------
Definitive Securities.
---------------------

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                    (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14 (clause 8 of the sixth paragraph), 9.5, or 10.1 hereof).

                    (iii) The Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or
     (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.14 hereof or redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                    (iv) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

          SECTION 2.7.  Replacement Securities.
                        ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.8.  Outstanding Securities.
                        ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section
2.9 hereof.

          If a Security is replaced pursuant to Section 2.7 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7 hereof.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9.  Treasury Securities.
                        -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

          SECTION 2.10. Temporary Securities.
                        --------------------

          Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

          SECTION 2.11. Cancellation.
                        ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, without the written direction of the Company to the contrary, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7 hereof, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11 hereof, except as expressly permitted in the form of Securities and as permitted by this Indenture.

          SECTION 2.12. Defaulted Interest.
                        ------------------

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus any interest payable on the defaulted interest at the rate and in the manner provided in
Section 4.1 hereof and the Security (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                    (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a special record date for the payment of such

     Defaulted Interest (a "Special Record Date"), which shall be not more than 15 days, and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon the registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.13. CUSIP Numbers.
                        -------------

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                                  REDEMPTION

          SECTION 3.1.  Right of Redemption.
                        -------------------

          Redemption of Securities, as permitted by the provisions of this Indenture, shall be made in accordance with such provisions and this Article
III. The Company shall not have the right to redeem any Securities prior to September 15, 2002, other than as provided in the next two following paragraphs and Paragraph 5 of the Securities. On or after September 15, 2002, the Company shall have the right to redeem all or any part of the Securities for cash at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein in Paragraph 5 thereof, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5), including accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date.

          Notwithstanding the foregoing, until September 15, 2000, upon an Initial Public Equity Offering of common stock for cash of the Company, up to 35% of the aggregate principal amount of the Securities originally outstanding may be redeemed at the option of the Company within 90 days of such Initial Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Securities to be redeemed, with cash from the Net Cash Proceeds of such Initial Public Equity Offering, at a redemption price equal to 1101/8% of principal, (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Securities originally outstanding remain outstanding immediately following such redemption.

          At any time on or prior to September 15, 2002, the Securities may also be redeemed in whole (but not in part) at the option of the Company upon the occurrence of a Change of Control Redemption Event on not less than 15 days, but not more than 30 days, notice (but in no event shall any such redemption occur more than 45 Business Days after the occurrence of such Change of Control Redemption Event) to each Holder of Securities, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption
Date).

          Except as provided in this paragraph and Paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Company.

          SECTION 3.2.  Notices to Trustee.
                        ------------------

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

          If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

          The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.3.  Selection of Securities to Be Redeemed.
                        --------------------------------------

          If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be appropriate and fair and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          SECTION 3.4.  Notice of Redemption.
                        --------------------

          At least 30 days, but not more than 60 days prior to the Redemption Date (except for a redemption of all outstanding Securities in connection with a Change of Control Redemption Event as described in the third paragraph of
Section 3.1, in which case notice shall be sent within the applicable time period referenced in such paragraph), the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Securities are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

               (1)  the Redemption Date;

               (2) the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

               (3)  the name and address of the Paying Agent;

               (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

               (5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide the amount to fund the Redemption Price in accordance with
     Section 3.6 hereof or (b) such redemption payment is prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

               (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

               (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

               (8)  the CUSIP number of the Securities to be redeemed; and

               (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

          SECTION 3.5.  Effect of Notice of Redemption.
                        ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.4 hereof, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, to which such Record Date relates, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

          SECTION 3.6.  Deposit of Redemption Price.
                        ---------------------------

          On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

          If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not prohibited for any reason, interest on the Securities to be re deemed shall cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Security.

          SECTION 3.7.  Securities Redeemed in Part.
                        ---------------------------

          Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                                   COVENANTS

          SECTION 4.1.  Payment of Securities.
                        ---------------------

          The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest (or Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depository in accordance with the Depository's procedures) on that date cash deposited and designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Securities compounded semi-annually, to the extent lawful.

          SECTION 4.2.  Maintenance of Office or Agency.
                        -------------------------------

          The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2 hereof.

          The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

          SECTION 4.3.  Limitation on Restricted Payments.
                        ---------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11 or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the day next following the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale (other than (i) to a Subsidiary of the Company, (ii) to the extent applied in connection with a Qualified Exchange and (iii) to the extent added to any amount available for repurchases, loans and advances under clause (v) of the next following paragraph) after the Issue Date of Qualified Capital Stock of the Company or debt securities of the Company or any of its Subsidiaries that have been converted into or exchanged for Qualified Capital Stock of the Company, plus (c) the amount of any Restricted Investments made after the Issue Date (other than pursuant to clause
(t) of the next following paragraph) that are returned to the Company or the Subsidiary Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation.

          The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, shall not prohibit (t) Restricted Payments, provided, that, after giving pro forma effect to any such Restricted Payment, the aggregate amount of all such Restricted Payments made on or after the Issue Date that are outstanding at any time does not exceed $4 million, plus the amount of any Restricted Investments made pursuant to this clause (t) that are returned to the Company or the Subsidiary Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, (u) the defeasance, redemption or repurchase of Subordinated Indebtedness issued after the Issue Date with the Net Cash Proceeds from an incurrence of Refinancing Indebtedness permitted under this Indenture, (v)(i) repurchases of Capital Stock from departing or deceased directors, officers, employees or consultants (provided that any such consultants are retained pursuant to written agreements) (or their estates or authorized representatives) of the Company or any of the Guarantors and (ii) loans and advances to employees and officers of the Company or any Guarantors in the ordinary course of business for bona fide business purposes, such (i) and (ii) in the aggregate not to exceed in any fiscal year $1,000,000 (net of any repayments of principal during any such year in respect of such loans and advances described in clause (ii)), plus (A) the cumulative amount by which (1) the product of $1,000,000 times the number of preceding fiscal years subsequent to the Issue Date exceeds (2) the amount of all such payments, repurchases, loans or advances (in the case of such loans and advances, net of principal repayments) made during such fiscal years, plus (B) the aggregate Net Cash Proceeds received by the Company, after the Issue Date and on or prior to the date of such repurchase, from the sale or issuance of Qualified Capital Stock of the Company to directors, officers, employees and consultants (provided that any such consultants are retained pursuant to written agreements) of the Company and the Guarantors (including, to the extent not otherwise included in the amount of such cash consideration, cash repayments of principal received by the Company on loans made to such persons to enable them to purchase such stock) to the extent such Net Cash Proceeds were contributed, or are concurrently with such dividend contributed to the capital surplus of the Company (provided that the net amount of all such payments, repurchases, loans and advances (in the case of such loans and advances, net of principal repayments and, in the case of such repurchases, net of the Net Cash Proceeds received in respect of the sale of Qualified Capital Stock of the Company) made under this clause (v) shall not exceed $7.5 million), and (w) payments for the purpose of and in an amount equal to the amount required to redeem or repurchase Capital Stock of the Company from certain stockholders of the Company as required pursuant to the Second Securityholders Agreement in an aggregate amount not to exceed $250,000, and the provisions of the foregoing paragraph shall not prohibit (x) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction, (y) a Qualified Exchange, or (z) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. The full amount of any Restricted Payment made pursuant to the foregoing clauses (v), (w) and (z) (but not pursuant to clause
(t), clause (u), clause (x) or clause (y)) of the immediately preceding sentence, however, shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

          For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company. Additionally, within 30 days of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with this Indenture.

          SECTION 4.4.  Corporate and Partnership Existence.
                        -----------------------------------

          Except as otherwise permitted by Article V, Section 4.14 or Section 11.4, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

          SECTION 4.5.  Payment of Taxes and Other Claims.
                        ---------------------------------

          The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 4.6.  Maintenance of Properties and Insurance.
                        ---------------------------------------

          The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) not adverse in any material respect to the Holders or (b) otherwise permitted under Section 4.14.

          The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry.

          SECTION 4.7.  Compliance Certificate; Notice of Default.
                        -----------------------------------------

                         (a)  The Company shall deliver to the Trustee within
120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                         (b)  The Company shall, so long as any of the
Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

          SECTION 4.8.  Reports.
                        -------

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee, to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting requirements) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if such entity were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required; and, unless the Commission shall not accept such reports, file with the Commission the annual, quarterly and other reports which it is or (if it were subject to such reporting requirements) would have been required to file with the Commission. Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

          SECTION 4.9.  Limitation on Status as Investment Company.
                        ------------------------------------------

          The Company and the Guarantors shall not and shall not permit any of their Subsidiaries to become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

          SECTION 4.10. Limitation on Transactions with Affiliates.
                        ------------------------------------------

          Neither the Company nor any of its Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions, unless (i) it is determined that the terms of each Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a non-Affiliate, and (ii) (a) if involving consideration to either party in excess of $1 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors of the Company that are disinterested in such transaction and (b) if involving consideration to either party in excess of $5 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation.

          SECTION 4.11. Limitation on Incurrence of Additional Indebtedness and
                        -------------------------------------------------------
and Disqualified Capital Stock.
------------------------------

          Except as set forth in this covenant, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, (A) the Company and the Guarantors may incur Indebtedness, (B) Subsidiaries of the Company that are not Guarantors may incur Indebtedness that is not subordinated in right of payment to any other Indebtedness, and (C) the Company may issue Disqualified Capital Stock if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to l (the "Debt Incurrence Ratio").

          In addition, the foregoing limitations will not apply to:

          (a) the incurrence by the Company or any Guarantor of Purchase Money Indebtedness on or after the Issue Date, provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (a) (including any Indebtedness issued to refinance, replace or refund such Indebtedness) shall not exceed $10 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Guarantor, as applicable, of the property so purchased or leased;

          (b) if no Event of Default shall have occurred and be continuing, the incurrence by the Company or any Guarantor of Indebtedness in an aggregate principal amount outstanding at any time (including Indebtedness incurred to refinance, replace or refund such Indebtedness) of up to $10 million; and

          (c) the incurrence by the Company or any Guarantor of Indebtedness pursuant to the New Credit Facility up to an aggregate principal amount outstanding at any time (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) of $100 million, minus the amount of any such Indebtedness (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of the first paragraph of Section 4.14 or (ii) assumed by a transferee in an Asset Sale.

          Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

          SECTION 4.12. Limitations on Dividends and Other Payment Restrictions
                        -------------------------------------------------------
Affecting Subsidiaries.
----------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Securities or this Indenture, or by indentures governing other Indebtedness of the Company (and if such Indebtedness is guaranteed, by the guarantors thereof) ranking on a parity with the Securities (or the Guarantees, if applicable), provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by this Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date after giving effect to the Transactions, including, without limitation, the New Credit Facility, to the extent and in the manner such restrictions are in effect on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under clause (c) of the second paragraph of Section 4.11, provided that such restriction or requirement is no more restrictive than that imposed by the New Credit Facility as of the Issue Date, (f) restrictions with respect solely to the Company or a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of the Equity Interests or assets of such person permitted pursuant to this Indenture, provided that such restrictions apply solely to the Equity Interests or assets of such person which are being sold,
(g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to clause (a) of the second paragraph of Section 4.11, provided that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, (h) restrictions on transfer relating to the financing or acquisition of real property and related personal property that relate only to such property, and arise pursuant to a transaction otherwise permitted under this Indenture, (i) any restriction or requirement imposed by Indebtedness incurred under clause (B) of the first paragraph of
Section 4.11, provided that such restrictions and requirements apply only to Subsidiaries of the Company that are not Guarantors, (j) in connection with and pursuant to permitted Refinancings of Indebtedness referred to in clauses (a),
(c), (d), (e), (g), (h) or (i) of this paragraph, replacements of restrictions imposed pursuant to clauses (a), (c), (d), (e), (g), (h) or (i) of this paragraph that are not more restrictive in any material respect than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, and (k) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease or other contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture on assets securing Purchase Money Indebtedness incurred in accordance with clause (b) of the second paragraph of Section 4.11 shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

          SECTION 4.13. Limitations on Layering Indebtedness.
                        ------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness (other than the Securities) that is subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Securities or the Guarantees, as applicable.

          SECTION 4.14. Limitation on Sales of Assets and Subsidiary Stock.
                        --------------------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (l)(a) within 365 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture and other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds for asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding or to the repurchase of the Securities and such other Indebtedness pursuant to an irrevocable, unconditional cash offer (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding) (the "Asset Sale Offer") to repurchase such Indebtedness at a purchase price of 100% of principal amount (or accreted amount in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 335 days of such Asset Sale, or (b) within 365 days following such Asset Sale, the Asset Sale Offer Amount is (i) used (x) to make one or more Acquisitions, (y) to make capital expenditures or (z) to acquire other tangible assets, in each case which in the good faith reasonable judgment of the Board of Directors of the Company shall immediately constitute or be a part of a Related Business of the Company or a Subsidiary Guarantor (or, if such Asset Sale is by a Foreign Subsidiary, such Foreign Subsidiary) immediately following such transaction or (ii) used to retire permanently Senior Debt (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), or, if such Asset Sale is by a Foreign Subsidiary, Indebtedness of Foreign Subsidiaries or (c) any combination permitted by the foregoing clauses (a) and
(b), (2) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, provided that (A) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any such Subsidiary (other than

Subordinated Indebtedness) that are assumed by the transferee of any such assets (provided that the Company and its Subsidiaries are released from all obligations in respect thereof) shall be deemed to be cash for purposes of this provision, (B) any notes or other obligations received by the Company or a Subsidiary from such transferee in exchange for any such assets that are promptly converted into cash (to the extent of cash received) shall be deemed to be cash for purposes of this provision, and (C) in connection with any Asset Sale or series of related Asset Sales involving exclusively assets and property (including Equity Interests of any Subsidiary of the Company) comprising the Company's business described under "Business--Products--Sporting Goods and Other Products" in the Offering Memorandum, the total consideration for any such Asset Sale that does not consist of cash or Cash Equivalents may be up to the lesser of (x) 50% of the total consideration of such Asset Sale or (y) $5,000,000, (3) no Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, unless such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of the principal amount of Indebtedness outstanding pursuant to the New Credit Facility, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

          Notwithstanding the foregoing provisions of the prior paragraph, the following transactions shall not constitute Asset Sales:

          (i) the Company and each of its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of property in the ordinary course of business;

          (ii) the Company and each of its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with (A) the mergers, sales and consolidation provisions in this Indenture and
(B) the provisions in Section 4.3 (including transactions constituting Permitted Investments);

          (iii) the Company and each of its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

          (iv) the Company and each of the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of the Guarantors, any Subsidiary of the Company may issue or sell Equity Interests to the Company or any Guarantor, and any Foreign Subsidiary that is not a Guarantor may issue or sell Equity Interests to any Foreign Subsidiary;

          (v) The Company and each of its Subsidiaries may grant in the ordinary course of business non-exclusive licenses of patents, trademarks, registrations therefore and other similar intellectual property;

          (vi) the Company and each of its Subsidiaries may enter into contracts to provide manufacturing consideration for Asset Sales and other services in the ordinary course of business, including in connection with Asset Sales;

          (vii) the Company and each of its Subsidiaries may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (viii) the Company and each of its Subsidiaries may grant Liens not prohibited by this Indenture;

          (ix) (1) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, and (2) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction; and

          (x) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets (in addition to assets transferred or disposed of as described in clauses (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii) and (ix) above) with an aggregate fair market value not to exceed $1 million during any fiscal year.

          An acquisition of Securities pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1)(b) above (the "Excess Proceeds") exceeds $5 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company promptly shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis as described above if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee.

          All Net Cash Proceeds from an Event of Loss relating to any Material Facility (other than the proceeds of any business interruption insurance) shall be invested, used for prepayment of Senior Debt or used to repurchase Securities and other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding of the type described in clause 1(a) of the first paragraph of this Section 4.14, all within 18 months from the occurrence of such Event of Loss and as otherwise provided above in clause (1) of the first paragraph of this Section 4.14.

          In addition, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) pursuant to an Asset Sale of common stock of such Subsidiary with no preferences or special rights or privileges and with no redemption or prepayment provisions.

          Notice of an Asset Sale Offer shall be sent, on or prior to the commencement of the Asset Sale Offer, by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of an Asset Sale Offer, shall state:

               (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.14;

               (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)), and the date of purchase;

               (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

               (4) that, unless the Company defaults in depositing cash with the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) in accordance with the last paragraph of this Section 4.14 any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

               (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.14, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice;

               (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, prior to the expiration of the

     Asset Sale Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of the Securities purchased;

               (7) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

               (9) the circumstances and relevant facts regarding such Asset Sales.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of this Indenture by virtue thereof.

          On or before the date of purchase, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above),
(ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

          SECTION 4.15.  Waiver of Stay, Extension or Usury Laws.
                         ---------------------------------------

          Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.16.  Limitation on Liens Securing Indebtedness.
                         -----------------------------------------

          The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of this Indenture or upon any income or profits therefrom securing any Indebtedness of the Company or any Subsidiary other than Senior Debt, unless the Company and each of the Guarantors provides, and causes their Subsidiaries to provide, concurrently therewith, that the Securities are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Securities with the same relative priority as such Subordinated Indebtedness shall have with respect to the Securities.

          SECTION 4.17.  Rule 144A Information Requirement.
                         ---------------------------------

          The Company shall furnish to the Holders of the Securities, securities analysts, and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as either the Company has concluded an offer to exchange the Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

          SECTION 4.18.  Limitations on Lines of Business.
                         --------------------------------

          Neither the Company nor any of its Subsidiaries (except for any Receivables Subsidiaries) shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

          SECTION 4.19.  Transactions Not Subject to Covenants.
                         -------------------------------------

          Notwithstanding anything to the contrary in this Indenture, the consummation of the Transactions shall not be prohibited by this Indenture. In addition, the Merger shall not constitute a Change of Control, and none of the Transactions shall be deemed to be a Restricted Payment or an Asset Sale, or taken into account in any calculation under Section 4.3.


                                   ARTICLE V

                             SUCCESSOR CORPORATION

          SECTION 5.1.  Limitation on Merger, Sale or Consolidation.
                        -------------------------------------------

          The Company shall not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless (i) either
(a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and this Indenture;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (iv) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.11.

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Securities and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.


          SECTION 5.2.  Successor Corporation Substituted.
                        ---------------------------------

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named herein as the Company, and (except in the case of a lease) when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations (except with respect to any obligations that arise from, or are related to, such transaction).


                                  ARTICLE VI

                        EVENTS OF DEFAULT AND REMEDIES

          SECTION 6.1.  Events of Default.
                        -----------------

          "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) failure by the Company to pay any installment of interest upon the Securities as and when the same becomes due and payable, and the continuance of any such failure for a period of 30 days;

               (ii) failure by the Company to pay all or any part of the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

               (iii) failure by the Company or any Subsidiary otherwise to comply with the provisions of Article V;

               (iv) failure by the Company or any Subsidiary to observe or perform any other covenant or agreement contained in Sections 4.3, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 or 4.18 or Articles V, X or XI of
     this Indenture (except as provided in clauses (i), (ii) or (iii) of this Section 6.1) and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

               (v) failure by the Company or any Subsidiary to observe or perform any other covenant or agreement contained in the Securities or this Indenture (except as provided in clauses (i), (ii), (iii) or (iv) of this Section 6.1) and the continuance of such failure for a period of 60 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding;

               (vi) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

               (vii) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

               (viii) the failure to pay at final stated maturity (giving effect to any applicable grace periods) the principal amount of any Indebtedness of the Company or any Subsidiary of the Company (other than a Receivables Subsidiary) or the acceleration of the final stated maturity of any Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5 million or more at any time; and

               (ix) final unsatisfied judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $5 million, at any one time shall be rendered against the Company or any of its Subsidiaries and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days.

          SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment.
                        -------------------------------------------------------

          If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(vi) or Section 6.1(vii) above relating to the Company or any Significant Subsidiary), then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of then outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or five business days after receipt by the Company and the representative of the holders of the Indebtedness under the New Credit Facility of the notice of such an acceleration, but only if such Event of Default is then continuing. In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(viii) above has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in Section 6.1(viii) above has occurred that has not been cured or waived within 30 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(vi) or (vii) above relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

          At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

               (1) the Company has paid or deposited with the Trustee cash sufficient to pay:

                    (A) all overdue interest and Liquidated Damages, if any, on all Securities,

                    (B) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                    (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under Section 7.7 and

               (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and (ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

          SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement
                        ----------------------------------------------------
by Trustee.
----------

          The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4.  Trustee May File Proofs of Claim.
                        --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any (and Liquidated Damages, if any), or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5.  Trustee May Enforce Claims Without Possession of
                        ------------------------------------------------
Securities.
----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6.  Priorities.
                        ----------

          Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7 hereof;

          SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), and interest (and Liquidated Damages, if any), respectively; and

          THIRD: To the Company, the Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

          The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

          SECTION 6.7.  Limitation on Suits.
                        -------------------

          No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

               (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 6.8.  Unconditional Right of Holders to Receive Principal
                        ---------------------------------------------------
Premium and Interest.
--------------------

          Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Liquidated Damages, if any) on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9.  Rights and Remedies Cumulative.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.10. Delay or Omission Not Waiver.
                        ----------------------------

          No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.11. Control by Holders.
                        ------------------

          The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.12. Waiver of Existing or Past Default.
                        ----------------------------------

          Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default

               (A) in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, any Security as specified in clauses (i) and (ii) of Section 6.1 hereof and not yet cured, or

               (B)  in respect of a covenant or provision hereof which, under
     Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

          SECTION 6.13. Undertaking for Costs.
                        ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Liquidated Damages, if any) on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

          SECTION 6.14. Restoration of Rights and Remedies.
                        ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                    TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

          SECTION 7.1.  Duties of Trustee.
                        -----------------

                    (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

                    (b) Except during the continuance of a Default or an Event of Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.

                    (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

                    (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of
Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.2.  Rights of Trustee.
                        -----------------

          Subject to Section 7.1 hereof:

                    (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

                    (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                    (d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                    (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the

Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                    (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor, as applicable.

                    (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

                    (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          SECTION 7.3.  Individual Rights of Trustee.
                        ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

          SECTION 7.4.  Trustee's Disclaimer.
                        --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

          SECTION 7.5.  Notice of Default.
                        -----------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any), of, or interest (or Liquidated Damages, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption

Price on the Redemption Date and the payment of the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

          SECTION 7.6.  Reports by Trustee to Holders.
                        -----------------------------

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

          SECTION 7.7.  Compensation and Indemnity.
                        --------------------------

          The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company and the Guarantors jointly and severally agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Guarantors and the Trustee in connection with such defense. The Company and the Guarantors need not pay for any settlement made without their written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) or (vii) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's and the Guarantors' obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

          SECTION 7.8.  Replacement of Trustee.
                        ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                    (a)  the Trustee fails to comply with Section 7.10 hereof;

                    (b)  the Trustee is adjudged bankrupt or insolvent;

                    (c) a receiver, Custodian or other public officer takes charge of the Trustee or its property; or

                    (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section
7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien pro-vided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

          SECTION 7.9.  Successor Trustee by Merger, Etc.
                        ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

          SECTION 7.10. Eligibility; Disqualification.
                        -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

          SECTION 7.11. Preferential Collection of Claims Against Company.
                        -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                 ARTICLE VIII

              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 8.1.  Discharge; Option to Effect Legal Defeasance or Covenant
                        --------------------------------------------------------
Defeasance.
-----------

          This Indenture shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable hereunder. In addition, the Company may elect to have Section 8.2, at the Company's option and at any time within one year of the Maturity Date of the Securities, or Section 8.3, at the Company's option at any time, of this Indenture applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

          SECTION 8.2.  Legal Defeasance and Discharge.
                        ------------------------------

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented and this Indenture shall cease to be of further effect as to all outstanding Securities and Guarantees, except as to be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Securities when such payments are due from the trust described in Section 8.5,
(b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7 hereof and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Securities.

          SECTION 8.3.  Covenant Defeasance.
                        -------------------

          Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections
4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.18, Article V
and Article X hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.1 hereof of the option applicable to this Section 8.3, Sections 6.1(iii) through 6.1(ix) hereof shall not constitute Events of Default with respect to the Securities.


          SECTION 8.4.  Conditions to Legal or Covenant Defeasance.
                        ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Securities:

                    (a) (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article VIII applicable to it), in trust, for the benefit of the Holders of the Securities, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Securities, and the holders of Securities must have a valid, perfected, exclusive security interest in such trust, (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal

Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding other creditors of the Company; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through
(vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph, have been complied with.

          If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Securities when due, then the obligations of the Company and the Guarantors under this Indenture, the Securities and the Guarantees will be revived and no such defeasance will be deemed to have occurred.

          SECTION 8.5.  Deposited Cash and U.S. Government Obligations to be
                        ----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.
---------------------------------------------

          Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

          SECTION 8.6.  Repayment to the Company.
                        ------------------------

                    (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                    (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 8.7.  Reinstatement.
                        -------------

          If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.1.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------

          Without the consent of any Holder, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

               (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

               (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantors or make any other change that does not adversely affect the rights of any Holder;

               (3) to provide for collateral for or additional Guarantors of the Securities;

               (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article V;

               (5)  to comply with the TIA;

               (6) to evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor (as set forth in Section 11.4) in accordance with Article XI;

               (7) to evidence the release of any Guarantor in accordance with Article XI;

               (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities;

               (9) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder; or

               (10) to provide for the issuance and authorization of the Exchange Securities.

          SECTION 9.2.  Amendments, Supplemental Indentures and Waivers
                        -----------------------------------------------
with Consent of Holders.
-----------------------

          Subject to Section 6.8 hereof, with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), by written act of said Holders delivered to the Company and the Trustee, the Company or any Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities; provided that no such modification may, without the consent of holders of at least 66 2/3% in aggregate principal amount of Securities at the time outstanding, modify the provisions (including the defined terms therein) of
Article X in a manner adverse to the holders. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

          (1) change the Maturity Date on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof (or in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used herein) of Article III of this Indenture or Paragraph 5 of the Securities regarding the right of the Company to redeem the Securities in a manner adverse to the Holders; or

          (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or under Section 9.4 hereof becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          SECTION 9.3.  Compliance with TIA.
                        -------------------

          Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.4.  Revocation and Effect of Consents.
                        ---------------------------------

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (4) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

          SECTION 9.5.  Notation on or Exchange of Securities.
                        -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

          SECTION 9.6.  Trustee to Sign Amendments, Etc.
                        --------------------------------

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X

                          RIGHT TO REQUIRE REPURCHASE

          SECTION 10.1.  Repurchase of Securities at Option of the Holder
                         ------------------------------------------------
Upon a Change of Control.
------------------------

          (a) In the event that a Change of Control has occurred, if the Company has not first redeemed all of such holder's Securities in connection with a Change of Control Redemption Event as provided in Article III, each holder of Securities shall have the right, at such holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Securities (provided, that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

          Notwithstanding anything in this Article X to the contrary, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall (i)(a) repay in full and terminate all commitments under Indebtedness under the New Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or (b) offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full or (ii) obtain the requisite consents under the New Credit Facility and all such other Senior Debt to permit the repurchase of the Securities as provided herein. The Company's failure to comply with the preceding sentence shall constitute an Event of Default described in Section 6.1(iv) and not in Section 6.1(ii).

          (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

               (i) the Change of Control Offer shall commence within 20 Business Days following the occurrence of a Change of Control;

               (ii) the Change of Control Offer shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period");

               (iii) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the tendered Securities at the Change of Control Purchase Price;

               (iv) if the Change of Control is on or after an interest payment record date and on or before the related interest payment date, any accrued interest (and Liquidated Damages, if any) will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

               (v) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

               (vi) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                              (A)  that the Change of Control
          Offer is being made pursuant to this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                              (B)  the Change of Control Purchase
          Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;

                              (C)  that any Security, or portion
          thereof, not tendered or accepted for payment will continue to accrue interest;

                              (D)  that, unless the Company
          defaults in depositing cash with the Paying Agent in accordance with the last paragraph of this Section 10.1, or such payment is prevented for any reason, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                              (E)  that Holders electing to have a
          Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

                              (F)  that Holders will be entitled to
          withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                              (G)  that Holders whose Securities
          are purchased only in part will be issued new
          Securities equal in
          principal amount to the unpurchased portion of the Securities surrendered; and

                         (H) a brief description of the events
          resulting in such Change of Control.

          Any such Change of Control Offer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

          On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Securities so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                  ARTICLE XI

                                   GUARANTEE

          SECTION 11.1.  Guarantee.
                         ---------

               (a) If any Person becomes a Subsidiary of the Company (other than a Receivables Subsidiary or a Foreign Subsidiary), whether pursuant to the acquisition by the Company or any Guarantor of Equity Interests of such Person, or otherwise, such Subsidiary (in each case, a "Guarantor") shall, to the fullest extent permitted by applicable law, irrevocably and unconditionally guarantee (the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Guarantors of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the Maturity
Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (y) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (z) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

          If the Company or a Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor shall be required, jointly and severally, to promptly make such payment in full.

          Each Guarantor shall, within five Business Days after becoming a Subsidiary of the Company (other than a Receivables Subsidiary or a Foreign Subsidiary), execute and deliver to the Trustee a supplemental indenture, which shall be in a form satisfactory to the Trustee, making such Guarantor a party to this Indenture.

               (b) Each Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

               (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any Custodian or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guarantee.

               (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Guarantor without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

          SECTION 11.2.   Execution and Delivery of Guarantee.
                          -----------------------------------

          Each Guarantor shall, by virtue of such Guarantor's execution and delivery of an indenture supplement pursuant to Section 11.1 hereof, be deemed to have signed on each Security issued hereunder the notation of guarantee set forth on the form of the Securities attached hereto as Exhibit A to the same extent as if the signature of such Guarantor appeared on such Security.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in
Section 11.1 on behalf of each Guarantor. The notation of a guarantee set forth on any Security shall be null and void and of no further effect with respect to the guarantee of any Guarantor which, pursuant to Section 11.4, is released from such Guarantee.

          SECTION 11.3.   Certain Bankruptcy Events.
                          -------------------------

          Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

          SECTION 11.4.   Limitation on Merger of Subsidiaries and Release
                          ------------------------------------------------
of Guarantors.
-------------

          No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving person) another person unless (i) subject to the provisions of the following paragraph and certain other provisions of this Indenture, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee and this Indenture on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

          Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all of its assets) to an entity which is not a Subsidiary Guarantor (including the designation of a Subsidiary to become an Unrestricted Subsidiary), which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.14), such Subsidiary Guarantor will be deemed released from its obligations under its Guarantee of the Securities; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary shall also terminate upon such release, sale or transfer.

                                  ARTICLE XII

                                 SUBORDINATION

          SECTION 12.1.   Securities Subordinated to Senior Debt.
                          --------------------------------------

          The Company and the Guarantors and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company and the Guarantors (including, without limitation, pursuant to Section 4.14, Article X or Article XI) is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company and the Guarantors and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

          SECTION 12.2.   No Payment on Securities in Certain Circumstances.
                          -------------------------------------------------

               (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company or a Guarantor, as applicable, on account of the principal of, premium, if any, or interest or Liquidated Damages on the Securities (including any repurchases of Securities), or on account of any other obligation for the payment of money due in respect of the Securities, or on account of the redemption provisions of the Securities, for cash or property (other than Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction), (i) upon the maturity of any Senior Debt of the Company or such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest (and with respect to the New Credit Facility, any other obligations) on such Senior Debt are first paid in full in cash or Cash Equivalents (or, with respect to Senior Debt other than the New Credit Facility, such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Debt of the Company or such Guarantor when it becomes due and payable, whether at maturity, a scheduled payment date, or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

               (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Debt (or a trustee or agent on behalf of such holders) to declare such Senior Debt to be due and payable and
(ii) written notice of such event of default given to the Trustee by the holders (or a trustee, agent or other representative of such holders) of Designated Senior Debt (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company or any Guarantor which is an obligor under such Senior Debt on account of the principal of, premium, if any, or interest or Liquidated Damages on the Securities (including any repurchases of any of the Securities), or on account of any other obligation for the payment of money due in respect of the Securities, or on account of the redemption provisions of the Securities, in any such case, other than payments made with Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company and the Guarantors shall be required, unless the provisions described in Section 12.2(a) are then applicable, to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default relates to the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is a breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

               (c) In furtherance of the provisions of Section 12.1, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets of the Company or any Guarantor (other than Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 12.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid (or, with respect to Senior Debt other than the New Credit Facility, unprovided for) or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay (or, with respect to Senior Debt other than the New Credit Facility, to provide for the payment) of all such Senior Debt in full, or otherwise to the extent holders expressly acknowledge satisfaction of amounts due after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          SECTION 12.3.   Securities Subordinated to Prior Payment of All Senior
                          ------------------------------------------------------
Debt on Dissolution, Liquidation or Reorganization.
--------------------------------------------------

          Upon any distribution of assets of the Company or any Guarantor or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

               (a) the holders of all Senior Debt of the Company or such Guarantor, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or, with respect to Senior Debt other than the New Credit Facility, have such payment duly provided for) or, with respect to any holder, otherwise to the extent such holder expressly acknowledges amounts due by settlement in other than cash or Cash Equivalents (it being acknowledged that approval of a plan of reorganization in a bankruptcy proceeding shall not constitute satisfaction of amounts due in settlement) before the Holders are entitled to receive any payment on account of principal of, premium, if any, and interest and Liquidated Damages on the Securities or on account of any other obligation for the payment of money due in respect of the notes (other than Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction); and

               (b) any payment or distribution of assets of the Company or such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities issued in connection with a reorganization pursuant to the bankruptcy laws of any jurisdiction) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          SECTION 12.4.   Securityholders to Be Subrogated to Rights of Holders
                          -----------------------------------------------------
of Senior Debt.
--------------

          Subject to the payment in full in cash or Cash Equivalents of all Senior Debt of the Company or any Guarantor as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company or any Guarantor, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company or any Guarantor and the Holders, be deemed to be payment by the Company or any Guarantor or on account of such Senior Debt, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.

          SECTION 12.5.   Obligations of the Company and the Guarantors
                          ---------------------------------------------
Unconditional.
-------------

          Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and any Guarantors and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest and Liquidated Damages on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company and the Guarantors other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article

XII, of the holders of Senior Debt in respect of cash, property or securities of the Company and the Guarantors received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company and the Guarantors referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating Trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.7.

          SECTION 12.6.   Trustee Entitled to Assume Payments Not Prohibited
                          --------------------------------------------------
in Absence of Notice.
--------------------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment written notice thereof from the Company or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

          SECTION 12.7.   Application by Trustee of Assets Deposited with It.
                          --------------------------------------------------

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent (i) the making of such deposit by the Company shall not be in contravention of any term or provision of the New Credit Facility or other Designated Senior Debt and (ii) allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XII. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 12.1, 12.2, 12.3 and 12.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 12.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

          SECTION 12.8.   Subordination Rights Not Impaired by Acts or Omissions
                          ------------------------------------------------------
of the Company, the Guarantors or Holders of Senior Debt.
--------------------------------------------------------

          No right of any present or future holders of any Senior Debt to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company and the Guarantors, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Debt or any amendment or modification that is consented to by each holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of the Company, any Guarantor, or otherwise, all as though such payment has not been made.

          SECTION 12.9.   Securityholders Authorize Trustee to Effectuate
                          -----------------------------------------------
Subordination of Securities.
---------------------------

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company or any Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any Guarantor), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of the Company or any Guarantor in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Securities (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of the Company or any Guarantor in respect of the Securities at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Designated Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

          SECTION 12.10.  Right of Trustee to Hold Senior Debt.
                          ------------------------------------

          The Trustee shall be entitled to all of the rights set forth in this
Article XII in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

          SECTION 12.11.  Article XII Not to Prevent Events of Default.
                          --------------------------------------------

          The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Securities.

          SECTION 12.12.  No Fiduciary Duty of Trustee to Holders of Senior
                          -------------------------------------------------
Debt.
----

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company, any Guarantor or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XII or otherwise. Nothing in this Section 12.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Securities and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                 ARTICLE XIII

                                 MISCELLANEOUS

          SECTION 13.1.   TIA Controls.
                          ------------

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

          SECTION 13.2.  Notices.
                         -------

          Any notices or other communications to the Company or any Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Guarantor:

               Doskocil Manufacturing Company, Inc.
               4209 Barnett
               Arlington, Texas 76017
               Attention:  Chief Financial Officer
               Telecopy:  (817) 465-2948

          with a copy to:

               O'Melveny & Myers LLP
               610 Newport Center Drive
               Suite 1700
               Newport Beach, California  92660
               Attention:  Joseph J. Herron, Esq.
               Telecopy:  (714) 669-6994

          if to the Trustee:

               First Trust National Association
               First Trust Center
               180 East Fifth Street
               St. Paul, Minnesota  55101
               Attention:  Corporate Trust Department
               Telecopy: (612) 244-0711

          Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.3.  Communications by Holders with Other Holders.
                         --------------------------------------------

          Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

          SECTION 13.4.  Certificate and Opinion as to Conditions
                         ----------------------------------------
Precedent.

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

                   (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

                   (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

          SECTION 13.5.  Statements Required in Certificate or Opinion.
                         ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                   (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                   (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                   (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.
                         -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 13.7.  Legal Holidays.
                         --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.8.  Governing Law.
                         -------------

          THIS INDENTURE, THE GUARANTEES AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVO CABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE GUARANTORS IN ANY OTHER JURISDICTION.

          SECTION 13.9.  No Adverse Interpretation of Other Agreements.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.10.  No Recourse Against Others.
                          --------------------------

          No partner, incorporator, direct or indirect stockholder, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Guarantors under the Securities, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

          SECTION 13.11.  Successors.
                          ----------

          All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.12.  Duplicate Originals.
                          -------------------

          All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

          SECTION 13.13.  Severability.
                          ------------

          In case any one or more of the provisions in this Indenture or in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 13.14.  Table of Contents, Headings, Etc.
                          ---------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 13.15.  Qualification of Indenture.
                          --------------------------

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 13.16.  Registration Rights.
                          -------------------

          Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                  SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                        DOSKOCIL MANUFACTURING COMPANY,
                                        INC., a Texas corporation


                                        By:  /s/ LARRY E. REMBOLD
                                             ---------------------------
                                             Name:  Larry E. Rembold
                                             Title: President and Chief
                                                    Executive Officer

Attest:  /s/ DONALD J. FRITSCHEN
         --------------------------
         Name:  Donald J. Fritschen
         Title: Chief Financial Officer
                and Secretary


                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:   /s/ RICHARD H. PROKOSCH
                                              --------------------------
                                              Name:  Richard H. Prokosch
                                              Title: Trust Officer

                                                                   EXHIBIT A

                              [FORM OF SECURITY]

                     DOSKOCIL MANUFACTURING COMPANY, INC.

             10 1/0% SERIES A/1/ SENIOR SUBORDINATED NOTE DUE 2007

                                                        CUSIP No. ______________
No.                                                           $


          Doskocil Manufacturing Company, Inc., a Texas corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____, Dollars, on September 15, 2007.

          Interest Payment Dates:       March 15 and September 15.

          Record Dates:                 March 1 and September 1.

          Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                        DOSKOCIL MANUFACTURING
                                        COMPANY, INC.
                                        a Texas corporation


                                        By:________________________________
                                           Name:
                                           Title:


Attest:____________________
       Name:
       Title:

       ____________________

       \1\   Series A should be replace with Series B in the Exchange
             Securities.

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

               This is one of the Securities described in the within-mentioned Indenture.

                                        FIRST TRUST NATIONAL ASSOCIATION,
                                        as Trustee


                                        By___________________________________
                                                 Authorized Signatory

     Dated:

                     DOSKOCIL MANUFACTURING COMPANY, INC.


             10 1/8% SERIES A/2/ Senior Subordinated Note due 2007


          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./3/

          THE NOTES (OR THEIR PREDECESSORS) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
     SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS


_________________________

/2/  Series A should be replaced with Series B in the Exchange Securities.

/3/ This paragraph should only be added if the Security is issued in global form.

     OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE./4/


1.   Interest.
     --------

          Doskocil Manufacturing Company, Inc., a Texas corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 10 1/8% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 10 1/8% per annum compounded semi-annually.

          The Company will pay interest semi-annually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing March 15, 1998. Inter est on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.   Method of Payment.
     -----------------

          The Company shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of principal, premium and interest (and Liquidated Damages, if any) may be

__________________________

/4/  This paragraph should be included only for the Transfer Restricted
     Securities.

made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any) and premium on all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 5 Business Days prior to the relevant record date.

3.   Paying Agent and Registrar.
     --------------------------

               Initially, First Trust National Association (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.   Indenture.
     ---------

               The Company issued the Securities under an Indenture, dated as of September 19, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior subordinated obligations of the Company limited in aggregate principal amount to $85,000,000. The Securities are, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

5.   Redemption.
     ----------

               Except as provided in this Paragraph 5 or in Article III of the Indenture, the Company shall not have the right to redeem any Securities. The Securities may be redeemed in whole or from time to time in part at any time on and after September 15, 2002, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders of record on a Record Date that is on or prior to such Redemption Date to receive interest due on the Interest Payment Date to which such Record Date relates), plus any accrued but unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

                If redeemed during
                the 12-month period
                commencing September 15,                  Redemption Price
                ------------------------------       ---------------------
                2002 . . . . . . . . .                    105.063%
                2003 . . . . . . . . .                    103.375%
                2004 . . . . . . . . .                    101.688%
                2005 and thereafter. .                    100.000%

               Notwithstanding the foregoing, until September 15, 2000, upon an Initial Public Equity Offering of common stock for cash of the Company, up to 35% of the aggregate principal amount of the Securities originally outstanding may be redeemed at the option of the Company within 90 days of such Initial Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Securities to be redeemed, with cash from the Net Cash Proceeds of such Initial Public Equity Offering, at a redemption price equal to 110 1/8% of principal, (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that at least 65% of the aggregate principal amount of the Securities originally outstanding remain outstanding immediately following such redemption.

               Notwithstanding the foregoing, at any time on or prior to September 15, 2002, the Securities may also be redeemed in whole (but not in part) at the option of the Company upon the occurrence of a Change of Control Redemption Event on not less than 15 days, but not more than 30 days, notice (but in no event shall any such redemption occur more than 45 Business Days after the occurrence of such Change of Control Redemption Event) to each Holder of Securities, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date).

               Any such redemption will comply with Article III of the Indenture.

6.   Notice of Redemption.
     --------------------

               Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date (except for a redemption in connection with a Change of Control Redemption Event as described in the third paragraph of Paragraph 5 above, in which case notice shall be sent within the applicable time period referenced therein) to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

               Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

7.   Denominations; Transfer; Exchange.
     ---------------------------------

               The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities (a) selected for redemption except the unredeemed portion of any Security being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

8.   Persons Deemed Owners.
     ---------------------

               The registered Holder of a Security may be treated as the owner of it for all purposes.

9.   Unclaimed Money.
     ---------------

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

               Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Securities to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding its obligation to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Securities). Upon satisfaction of certain additional conditions set forth in the

Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

11.  Amendment; Supplement; Waiver.
     -----------------------------

               Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.
     ---------------------

               The Indenture imposes certain limitations on the ability of the Company and any Guarantors to, among other things, Incur additional Indebtedness and issue Preferred Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13.  Ranking.
     -------

               Payment of principal, premium, if any, and interest (and Liquidated Damages, if any) on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt.

14.  Repurchase at Option of Holder.
     ------------------------------

               (a) If there is a Change of Control, the Company shall be required (except to the extent that it has previously redeemed Securities in connection with a Change of Control Redemption Event) to offer to purchase on the Change of Control Purchase Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages, if any), if any, to the Change of Control Purchase Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

               (b) The Indenture imposes certain limitations on the ability of the Company, the Guarantors or any of their respective Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in a Related Business, repay certain Indebtedness or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest (and Liquidated Damages, if any), if any, to the purchase date.

15.  Notation of Guarantee.
     ---------------------

               As set forth more fully in the Indenture, the Persons constituting Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest on the Security will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Security will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Security, and (ii) in the case of any extension of payment or renewal of this Security or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Guarantor who, pursuant to Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

               When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

16.  Defaults and Remedies.
     ---------------------

               If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, or if there are any amounts outstanding under the New Credit Facility shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or five Business Days after receipt by the Company and the representative of the holders of the Indebtedness under the New Credit Facility of the notice of such an acceleration but only if such Event of Default is then continuing. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities will become due and payable without further action or notice. Securityholders may not enforce the Indenture, the Securities or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No partner, incorporator, direct or indirect stockholder, partner, director, officer or employee, as such, past, present or future, of the Company or any Guarantor, or any successor entity, shall have any personal liability in respect of the obligations of the Company and the Guarantors under the Securities or the Indenture by reason of his, her or its status as such partner, incorporator, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22.  Additional Rights of Holders of Transfer Restricted Securities./5/
     --------------------------------------------------------------

          In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

23.  Governing Law.
     -------------

          The Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York.

___________________

/5/  This paragraph should be included only for the Initial Securities.

                             [FORM OF ASSIGNMENT]



               I or we assign this Security to

________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)


               Please insert Social Security or other identifying number of assignee

_______________________________


and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:  _______________ Signed:  _______________________________________________


________________________________________________________________________________
                       (Sign exactly as name appears on
                       the other side of this Security)

                            Signature Guarantee/*/



______________
/*/ NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, check the appropriate box: [_] Section 4.14 [_] Article X.

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________.


     Date:  ________________   Signature:_______________________________________
                                          (Sign exactly as your name appears
                                          on the other side of this Security)

                            Signature Guarantee/**/


__________________
/**/ NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

               SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/6/


               The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                 Amount of
               Amount of         increase in     Principal Amount      Signature of
               decrease in       Principal       of this Global        authorized officer of
               Principal Amount  Amount          Security following    Trustee or
Date of        of this Global    of this Global  such decrease (or     Securities
Exchange       Security          Security        increase)             Custodian
-----------------------------------------------------------------------------------------------


_________________________
/6/ This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED SECURITIES/7/


Re: 101/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2007 OF DOSKOCIL MANUFACTURING COMPANY, INC.

     This Certificate relates to $______ principal amount of Securities held in (check applicable space) _____ book-entry or ______ definitive form by _________________ (the "Transferor").

     The Transferor (check applicable box):

          [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

          [_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

               In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

          [_] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

          [_] Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

          [_] Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effec-


_______________________
/7/  This Certificate shall be included only for Initial Securities.

tive registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

          [_] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).


                                 _______________________________________________
                                 [INSERT NAME OF TRANSFEROR]


                                 By:____________________________________________


Date:____________________

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES/8/

Re: 101/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007 OF DOSKOCIL MANUFACTURING COMPANY, INC.

          This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

          [_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

          [_] has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

________________
/8/  This certificate shall be included only for the Exchange Securities.